Exhibit 10.3
AMENDMENT NO. 2 TO
LOAN AND SECURITY AGREEMENT AND WAIVER
This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND WAIVER, dated as of August 2, 2011, but effective as of June 30, 2011 (this “Amendment No. 2”), is by and among Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as agent pursuant to the Loan Agreement defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Viasystems Technologies Corp., L.L.C., a Delaware limited liability company (“Technologies”), Viasystems Corporation, an Oregon corporation formerly known as Merix Corporation (“Merix” and, together with Technologies, each individually a “Borrower” and collectively, “Borrowers”), Viasystems, Inc., a Delaware corporation (“Parent”), Viasystems International, Inc., a Delaware corporation (“International”) and Merix Asia, Inc., an Oregon corporation (“Asia” and together with Parent and International, each individually a “Guarantor” and collectively, “Guarantors”).
W I T N E S S E T H :
WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated February 16, 2010, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of March 24, 2010 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and all other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, without limitation, this Amendment No. 2 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);
WHEREAS, Events of Default have occurred and are continuing under the Loan Agreement as a result of the Borrowers’ failure to comply with Section 9.17(b) of the Loan Agreement for each of the twelve-month periods ending May 31, 2011 and June 30, 2011 (collectively, the “Subject Default”), and Borrowers and Guarantors have requested that Agent and Lenders waive, and Agent and Lenders have agreed to waive, the Subject Default as of June 30, 2011 (the “Waiver Effective Date”), subject to the terms and conditions set forth herein;
WHEREAS, Borrowers and Guarantors have also requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to make such amendments, subject to the terms and conditions set forth herein; and
WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantors intend to evidence such waiver and amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:
1. Definitions.
(a) Additional Definition. As used herein or in the Financing Agreements, (i) the term “Amendment No. 2” shall mean Amendment No. 2 to Loan and Security Agreement and Waiver, dated as of June 30, 2011, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and (ii) the term “Amendment No. 2 Effective Date” shall mean the first date on which the conditions precedent set forth in Section 7 hereof are satisfied, and in each case the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definitions.
(b) New Definitions.
(i) The definition of “Applicable Margin” in Section 1.10 of the Loan Agreement is hereby amended by deleting the table included therein in its entirety and replacing it with the following:

			Applicable
		Applicable	Margin for
	“Monthly Average	Margin for Prime	Eurodollar Rate	Applicable L/C
	Excess Availability	Rate Loans	Loans	Rate
Tier 1	$40,000,000.75%		2.25%	2.25%
	or greater
Tier 2	Less than	1.00%	2.50%	2.50%
	$40,000,000 and
	greater than or equal
	to $20,000,000
Tier 3	Less than	1.25%	2.75%	2.75%”
	$20,000,000
(ii) The definition of “Borrowing Base” in Section 1.18(a)(ii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(ii) the lesser of (A) eighty-five percent (85%) of Eligible Accounts in respect of which the account debtor is an Approved Foreign Account Debtor, or (B) $15,000,000, plus”

(iii) The definition of “Fixed Charge Adjusted EBITDA” in Section 1.64 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“1.64 ‘Fixed Charge Adjusted EBITDA’ shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest, deferred compensation, amortization of deferred financing costs, stock compensation expense, and compensation for the grant of options for the purchase of shares), in each case for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) non-recurring restructuring and impairment charges (including, without limitation, severance charges, plant closure expenses, goodwill impairment and asset impairment) and non-recurring fees, costs and expenses incurred during such period in each case in connection with the Merger and non-recurring fees, costs and expenses incurred during such period in connection with registration statements filed by Parent or any of its Subsidiaries with the Securities Exchange Commission, but in each case only to the extent such charges, fees, costs and expenses (i) were deducted in the computation of Consolidated Net Income of such Person and (ii) are incurred prior to September 1, 2010, plus (f) non-recurring restructuring and impairment charges (including, without limitation, severance charges, plant closure expenses, good will impairment and asset impairment) and non-recurring fees, costs and expenses incurred during such period in each case in connection with the Merger and other subsequent merger and acquisition activity and non-recurring fees, costs and expenses incurred during such period in connection with registration statements filed by Parent or any of its Subsidiaries with the Securities Exchange Commission, but in each case only to the extent such charges, fees, costs and expenses (i) were deducted in the computation of Consolidated Net Income of such Person, (ii) are incurred on or after September 1, 2010, (iii) do not exceed $25,000,000 in the aggregate during any period of twelve consecutive months; provided, that, no more than $7,500,000 of such $25,000,000 may be charges, fees, costs and expenses not incurred in connection with the closure or relocation of the facilities in Juarez, Mexico or Huizhou, China, and (iv) do not exceed $50,000,000 in the aggregate during the term of this Agreement; provided, that, no more than $17,000,000 of such $50,000,000 may be for charges, fees, costs and expenses not incurred in connection with the closure or relocation of the facilities in Juarez, Mexico or Huizhou, China, plus or minus (g) (to the extent deducted or added in the computation of Consolidated Net Income of such Person), the aggregate amount of net losses or gains under GAAP, without duplication, arising from (i) the exchange or conversion of U.S. Dollars into another currency or another currency into U.S. Dollars excluding losses arising from the settlement of any Hedge Agreement, (ii) the sale of any personal or real property which, in accordance with GAAP, is included in “property, plant or equipment”, (iii) franchise and other tax items and (iv) other items which are not, in accordance with GAAP, included in “operating income”; provided, that, (A) the aggregate amount of any such net losses or gains arising from the items described in subclauses (i), (ii) and (iii) of this clause (g) do not exceed $3,000,000 in the aggregate during any period of twelve consecutive months, and (B) the aggregate amount of any such net losses or gains arising from the items described in subclause (iv) of this clause (g) do not exceed $1,000,000 in the aggregate during any period of twelve consecutive months.”

(c) Interpretation. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 2.
2. Loans. (a) Section 2.1(b)(ii) of the Loan Agreement is hereby amended by deleting “$7,500,000” and replacing it with “$15,000,000”.
(b) Section 2.1(c)(ii) of the Loan Agreement is hereby amended by deleting “$7,500,000” and replacing it with “$15,000,000”.
3. Capital Expenditures. Section 9.17(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(b) Capital Expenditures. If Parent and its Subsidiaries make Capital Expenditures in an amount in excess of $55,000,000 during any period of twelve consecutive months ending after the Amendment No. 2 Effective Date (each such period being referred to as a “CapEx Test Period”), then an Event of Default shall occur if Excess Availability shall be less than $20,000,000 for five (5) consecutive Business Days at any time during the 365 day period immediately following the last day of such CapEx Test Period.”
4. Notices. Section 13.3 of the Loan Agreement is hereby amended by deleting in its entirety the reference to the notice information for “Weil, Gotshal & Manges LLP” contained therein and replacing it with the following:

“with a copy to (which shall not constitute notice):	Jones Day 2727 North Harwood Street
Dallas, Texas 75201
Attention: Scott Cohen
Telephone No.: (214) 969-5060
Telecopy No.: (214) 969-5100”
5. Waiver. Effective as of the Waiver Effective Date (but subject to the satisfaction of the conditions precedent in Section 7 hereof), Agent and Lenders hereby waive the Subject Default; provided, however, that the waiver provided herein (a) is limited to the extent specifically set forth above, no Defaults or Events of Default (other than the Subject Default) occurring, arising or existing prior to, on or after the Waiver Effective Date shall be waived hereby and (b) shall not constitute, and shall not be deemed to constitute, a waiver of future compliance by Borrowers or Guarantors with any other term, covenant or provision of the Loan Agreement or any other Financing Agreement.

6. Representations, Warranties and Covenants. Each Borrower and Guarantor, jointly and severally, represents and warrants to Agent and Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of which are a continuing condition of the making or providing of any Loans to Borrowers:
(a) this Amendment No. 2 and each other agreement (if any) to be executed and delivered by each Borrower and Guarantor in connection herewith (together with this Amendment No. 2, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action of each Borrower and Guarantor, and is in full force and effect, and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their terms, except as expressly modified or waived hereby and as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;
(b) no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other Person, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of this Amendment No. 2;
(c) other than the Subject Default, on the date hereof, no Default or Event of Default exists or has occurred and is continuing;
(d) the execution, delivery and performance of this Amendment No. 2 and the other Amendment Documents (i) is within each Borrower’s and Guarantor’s limited liability company or corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property is bound; and
(e) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
7. Conditions Precedent. The waiver and amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:
(a) Agent shall have received counterparts of this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders; and
(b) other than the Subject Default, no Default or Event of Default shall exist or have occurred and be continuing.

8. General.
(a) Effect of this Amendment. Except as expressly provided herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent any conflict exists between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control.
(b) Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
(c) Jury Trial Waiver. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 2 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 2 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, ANY AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(d) Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
(e) Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
(f) Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 2.
(g) Entire Agreement. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

(h) Counterparts, etc. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the date first above written.

BORROWERS

VIASYSTEMS CORPORATION, formerly known as Merix Corporation

By:	/s/ Christopher Isaak

Title:	V.P., Corp. Controller and Chief Acctg. Officer

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:	/s/ Gerald G. Sax

Title:	S.V.P., and CFO

GUARANTORS

VIASYSTEMS, INC.

By:	/s/ Christopher Isaak

Title:	V.P., Corp. Controller and Chief Acctg. Officer

VIASYSTEMS INTERNATIONAL, INC.

By:	/s/ Gerald G. Sax

Title:	S.V.P., and CFO

MERIX ASIA, INC.

By:	/s/ Gerald G. Sax

Title:	Vice President

AGENT

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), as Agent

By:	/s/ Barry Felker

Title:	Vice President

LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England)

By:	/s/ Barry Felker

Title:	Vice President